Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-274351) on Form N-2 of Runway Growth Finance Corp. (the Company) of our report dated March 2, 2023, relating to the financial statements of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm” and “Senior Securities” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

October 26, 2023